Exhibit 99.4

The following unaudited pro forma financial statements are based on, and should be read in conjunction with:

•
Our audited financial statements for the six month transition period ended December 31, 2010 filed in the Company's Transition Report on From 10-K, its unaudited financial statements for the quarter ended March 31, 2011 and the related notes thereto filed in Form 10-Q, which are incorporated by reference into this Current Report on Form 8-K/A;

•
The audited financial statements of Pingtan Lanhua School as of and for the year ended December 31, 2010 and the unaudited financial statements of Pingtan Lanhua School as of and for the three months ended March 31, 2011.

The pro forma financial statements give effect to the acquisition of China Education and the consolidation of Pingtan Lanhua School as a variable interest entity for which China Education is the primary beneficiary as if the transaction had taken place on the date or at the beginning of the period presented.

The unaudited pro forma financial statements are for informational purposes only, are not indications of future performance, and should not be considered indicative of actual results that would have been achieved had the acquisition of Pingtan Lanhua School actually been consummated on the dates or at the beginning of the periods presented.

CHINA EDUCATION INTERNATIONAL INC. AND SUBSIDIARIES
UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET
March 31, 2011

	China Education	Pingtan
	International, Inc.	Lanhua School	Proforma		Proforma		Proforma
	Historical	Historical	Adjustments		Adjustments		Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$154,936	$226,091	$-				$381,027
Due from related parties	359,291	-	-				359,291
Accounts receivable	-	235,468	-				235,468
Prepaid expense - related parties	610,678	-	-				610,678
Prepaid expense and other current assets	146,104	7,771	-				153,875
Total current assets	1,271,009	469,330	-				1,740,339

Restricted cash	78,042	153,201	-				231,243
Prepaid expense - related parties	5,343,430	-	-				5,343,430
Goodwill	193,840	-	2,412,126	(b)			2,605,966
Intangible, net	786,776	-	988,677	(b)			1,775,453
Property and equipment, net	467,474	602,992	-				1,070,466

Total assets	$8,140,571	$1,225,523	3,400,803				$12,766,897

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$439,410	$-	$-				$439,410
Other payable	153,168	131,310	-				284,478
Taxes payables	-	1,633	-				1,633
Due to related parties	202,593	-	-				202,593
Deferred revenue	1,652,938	493,383	-				2,146,321
Total current liabilities	2,448,109	626,326	-				3,074,435

Deferred revenue - long term	513,052	-	-				513,052

Total liabilities	2,961,161	626,326	-				3,587,487

SHAREHOLDERS' EQUITY:
Common stock: $.001 par value, 20,806,150 shares issued and outstanding	20,806	-	2,000	(a)			22,806
Additional paid-in capital	20,668,211	1,775,735	3,998,000	(a)	(1,775,735)	(c)	24,666,211
Shares subscribed	1,800,000						1,800,000
Accumulated deficit	(17,361,855)	(1,193,022)			1,193,022	(c)	(17,361,855)
Other comprehesive income - foreign currency	35,284	16,484			(16,484)	(c)	35,284
Total China Education International, Inc. shareholders' equity	5,162,446	599,197	4,000,000		(599,197)		9,162,446
Noncontrolling intrest	16,964	-	-		-		16,964
Total shareholders' equity	5,179,410	599,197	4,000,000		(599,197)		9,179,410

Total liabilities and stockholders' equity	$8,140,571	$1,225,523					$12,766,897

(a)           Denotes the issuance of 2,000,000 shares of common stock at a fair value of $2.00 per share as of March 31, 2011.
(b)           Denotes the recognition of favorable lease intangible and the excess of the purchase price, on a pro forma basis, of the net assetsacquired or controlled as of the balance sheet date.
(c)           Denotes elimination of equity in Lanhua School at date of acquisition
The foregoing pro forma financial information is not necessarily indicative of the results that would have occurred had the acquisition of control of Lanhua School taken place on March 31, 2011

CHINA EDUCATION INTERNATIONAL INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010
(Unaudited)

	China Education	Pingtan
	International, Inc.	Lanhua School	Proforma	Proforma
	Historical (a)	Historical	Adjustments	Consolidated

Net revenues	$-	$1,530,181	$-	$1,530,181
Cost of sales	-	1,441,694	-	1,441,694
Gross profit	-	88,487	-	88,487

Operating expenses:
General and administrative	15,546,932	1,174,824	-	16,721,756
Amortization of intangibles			197,735 (b)	197,735
Total operating expenses	15,546,932	1,174,824	197,735	16,919,491
Total operating loss	(15,546,932)	(1,086,337)	(197,735)	(16,831,004)

Other income:
Other income	-	(27,155)	-	(27,155)
Interest income	222	572	-	794
Gain on investment	-	466,571	-	466,571
Subsidy income	-	117,931	-	117,931
Total other income	222	557,919	-	558,141

Net loss	(15,546,710)	(528,418)	(197,735)	(16,272,863)
Net income attributable to noncontrolling interest	-	-	-	-
Net loss attributable to China Education International, Inc.	$(15,546,710)	$(528,418)	$(197,735)	$(16,272,863)

Net income (loss) per common share
Basic & diluted	$(11.33)			$(4.83)

Weighted average number of shares outstanding:
Basic and diluted	1,371,655		2,000,000 (c)	3,371,655

(a)           Reflects the results of operations for the six-month Transition Period ended December 31, 2010 and the results of operations for the six months ended June 30, 2010
(b)           Reflects amortization of favorable lease intangible recognized in the transaction
(c)           Reflects the issuance of 2,000,000 shares in connection with the transaction effective, on a pro forma basis, as of January 1, 2010
The foregoing pro forma financial information is not necessarily indicative of the results that would have occurred had the acquisition of control of Lanhua School taken place on January 1, 2010